EXHIBIT 14

March  ___, 2015

Diamond Resorts International, Inc.

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue
New York, NY 10010-3629

Ladies and Gentlemen:

As an inducement to Credit Suisse Securities (USA) LLC (“Credit Suisse”) to execute an underwriting agreement (the “Underwriting Agreement”), pursuant to which an offering (the “Offering”) will be made of shares of common stock, par value $0.01 per share (such shares, whether now owned or hereafter acquired, the “Securities”), of Diamond Resorts International, Inc., a Delaware corporation (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse.  In addition, the undersigned agrees that, without the prior written consent of Credit Suisse, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities (other than exercising registration rights of the undersigned in existence as of the date hereof solely for purposes of participation in the Offering).

The initial Lock-Up Period will commence on the date the first preliminary prospectus supplement relating to the Offering is distributed to investors in connection with the launch and marketing of the Offering and continue until and include the date 90 days after the date of the public offering date set forth on the final prospectus supplement used to sell the Securities (the “Public Offering Date”); provided, however, that, if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless Credit Suisse waives, in writing, such extension.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this agreement (this “Lock-Up Agreement”).

Notwithstanding the foregoing, the undersigned may (a) transfer Securities (i) pursuant to the Underwriting Agreement, (ii) as a bona fide gift or gifts, or by will or intestacy, or (iii) to (x) any family partnership or trust for the benefit of the undersigned and/or one or more members of the “immediate family” (as defined below) of the undersigned or (y) any affiliate of the undersigned or any charitable organization formed by the undersigned or any of its affiliates; provided that, in the case of any transfer pursuant to clause (ii) or clause (iii) above, the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing or other public announcement by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise shall be required or shall be voluntarily made in connection with such transfer (other than filings on a Form 5 made after the expiration of the Lock-Up Period); (b) transfer Securities to partners, members or stockholders of the undersigned, if the undersigned is a partnership, limited liability company or corporation, as part of a distribution; provided that (w) the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, (x) such transfer shall not involve a disposition for value, (y) no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such transfer (other than filings on a Form 5 made after the expiration of the Lock-Up Period and filings on a Form 13F, Schedule 13G, Schedule 13D,  Form N-CSR, Form N-Q or, in the case of transfers or distributions otherwise permitted by this clause (b), Form 4), and (z) no other public announcement shall be made in connection with such transfer by any party (donor, donee, transferor or transferee), other than, in the case of an entity subject to the Investment Company Act of 1940, as amended, such public disclosure as is consistent with its internal disclosure policies; or (c) engage in transactions involving any Securities that are acquired by the undersigned in the Offering or in the public market after the Public Offering Date; provided that (x) no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such transfer (other than filings on a Form 5 made after the expiration of the Lock-Up Period and filings on a Form 13F, Schedule 13G, Schedule 13D, Form N-CSR or Form N-Q), and (y) no other public announcement shall be made in connection with such transfer by any party (donor, donee, transferor or transferee), other than, in the case of an entity subject to the Investment Company Act of 1940, as amended, such public disclosure as is consistent with its internal disclosure policies.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  Furthermore, the restrictions contained herein shall not apply to any transfers, sales, tenders or other dispositions of Securities pursuant to a tender offer for securities of the Company that would, if consummated, result in not less than a majority of the outstanding voting securities of the Company being disposed in such transaction or pursuant to any other transaction, including, without limitation, a merger, consolidation or other business combination, resulting in not less than a majority of the outstanding voting securities of the Company being disposed in such transaction (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Securities in connection with any such transaction resulting in not less than a majority of the outstanding voting securities of the Company being disposed in such transaction, or vote any Securities in favor of any such transaction resulting in not less than a majority of the outstanding voting securities of the Company being disposed in such transaction); provided that if such tender offer or other transaction is not completed, any Securities subject to this Lock-Up Agreement shall remain subject to the restrictions contained in this Lock-Up Agreement.

No provision of this Lock-Up Agreement shall restrict or prohibit the exercise, exchange or conversion by the undersigned of any option or warrant to acquire Securities, or any other security convertible into or exchangeable or exercisable for Securities; provided that any Securities and any of such other securities acquired in connection with any such exercise, exchange or conversion will be subject to the restrictions provided for in this Lock-Up Agreement.   In addition, no provision of this Lock-Up Agreement shall be deemed to restrict or prohibit the entry into, or modification of, a so-called “10b5-1 plan” at any time; provided that (i) no transactions thereunder are made prior to the expiration of the Lock-Up Period and (ii) no filing or other public announcement by any party under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection therewith (other than filings on a Form 5 made after the expiration of the Lock-Up Period).

Nothing contained herein shall restrict or prohibit the consummation by DRP Holdco, LLC of the transactions contemplated by the Call Option Agreement dated as of July 21, 2011 with 1818 Partners, LLC, the equityholders of 1818 Partners, LLC and the Company (as successor to Diamond Resorts Parent, LLC) or the filing of any Schedule 13D (or amendment thereto) or Form 4 with respect to the consummation of those transactions.

If any stockholder of the Company that is party to a lock-up agreement with respect to the Securities is released by Credit Suisse from any or all of the lock-up restrictions thereunder, the undersigned will be similarly and contemporaneously released from the lock-up restrictions hereunder (which for the avoidance of doubt will include a release of the same percentage of the undersigned’s Securities as was granted to the relevant stockholder of the

Company so released by Credit Suisse); provided, however that if such stockholder is so released for the purpose of enabling such stockholder to participate in a registered offering of Securities, the undersigned will, to the same extent, be similarly and contemporaneously released from its obligations hereunder solely for the purpose of enabling the undersigned to participate in such registered offering, and Credit Suisse agrees to provide notice thereof to the undersigned at least three business days prior thereto; provided further that this paragraph shall not apply to any release of lock-up restrictions with respect to any stockholder of the Company that is in respect of not more than  1% of the issued and outstanding shares of common stock of the Company.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  This Lock-Up Agreement shall lapse and become null and void upon the earliest of (i) the date that is 90 days after the date hereof, if the Public Offering Date shall not have occurred on or prior to such date, (ii) the termination of the Underwriting Agreement prior to any closing thereunder and (iii) the delivery of an officer’s certificate by the Company to Credit Suisse, prior to the earlier of the first public announcement by the Company of any potential Offering and the launch of the Offering, certifying that the Board of Directors of the Company has passed a resolution to the effect that no Offering will be pursued for the foreseeable future.  The Company shall provide written notice to the undersigned of the expiration of the Lock-Up Period within one (1) business day thereafter.

This agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to its principles of conflicts of laws).

Very truly yours,

Name: